UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 17, 2005

GenCorp Inc.

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-01520 (Commission File Number)	34-0244000 (I.R.S. Employer Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California (Address of principal executive offices)	95670 (Zip Code)

916-355-4000
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

     On November 23, 2004, a shareholder filed a lawsuit in Superior Court for the State of California against us, our directors and one of our executive officers alleging that by not agreeing to negotiate with Steel Partners II, L.P., a shareholder that had proposed to enter into discussions to purchase all of our outstanding common stock for $17 per share, and by proceeding with our common stock and debenture offerings the members of our board of directors and the executive officer had violated their fiduciary duties to our shareholders.

     On February 17, 2005, the Superior Court granted the defendants’ motion for judgment on the pleadings. As part of its order dismissing the case, the Court granted the plaintiff leave to amend and re-file the complaint no later than February 28, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENCORP INC.
By:	/s/ Mark A. Whitney
	Name:	Mark A. Whitney
	Title:	Vice President, Law; Deputy General Counsel and Assistant Secretary

Dated: February 22, 2005